Exhibit 3.1.3

75-667

2702

ARTICLES OF INCORPORATION

OF

ANAGRAM INTERNATIONAL HOLDINGS, INC.

- oOo -

The undersigned incorporator, being a natural person of full age, for the purpose of forming a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is Anagram International Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of this corporation is located at 7700 Anagram Drive, Minneapolis, Minnesota 55344-7307.

ARTICLE III

INCORPORATOR

The name and address of the incorporator are:

Name	Mailing Address

James Plutt	7700 Anagram Drive
Minneapolis, Minnesota 55344-7307

ARTICLE IV

CAPITAL

The aggregate number of shares of stock which this corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, par value $.01 per share.

002987

2703

ARTICLE V

CLASSES AND SERIES

In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of this corporation.

ARTICLE VI

WRITTEN ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VII

CUMULATIVE VOTING DENIED

No holder of stock of this corporation shall be entitled to any cumulative voting rights.

ARTICLE VIII

PRE-EMPTIVE RIGHTS DENIED

No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

2704

ARTICLE IX

LIMITATION ON LIABILITY OF DIRECTORS

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for note or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23, Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation this 3 day of March, 1993.

INCORPORATOR:

James Plutt

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF SCOTT	)

The foregoing instrument was acknowledged before me this 3 day of March, 1993.

Notary Public

3969
75-667
MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE/ REGISTERED AGENT
Please read the instructions on the back before completing this form.

1.	Entity Name:

ANAGRAM INTERNATIONAL HOLDINGS, INC.

2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

7760 ANAGRAM DRIVE	EDEN PRAIRIE	MN	55344
Street	City	State	Zip Code

3.	Registered Agent (Registered agents are required for foreign entitles but optional for Minnesota entitles):

NONE

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 809.4 if as if I had signed this notice under oath.

Signature of Authorized Person

Name and Telephone Number of a Contact Person:	James M. Plutt	(612) 949.5632
please print legibly

Filing Fee: Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State
Return to: Minnesota Secretary of State
100 State Office Bldg.
100 Constitution Ave.
St. Paul, MN 55155-1299
(651)290-2803
D3030275 Flow 11/94

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